                                                                    EXHIBIT H(4)

                                   SCHEDULE A

                         SHAREHOLDERS SERVICES AGREEMENT

                              COMPENSATION SCHEDULE

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                         EFFECTIVE AS OF APRIL 20, 2000


1. Delaware Service Company, Inc. ("DSC") will determine and report to the Fund, at least annually, the compensation for services to be provided to the Fund for DSC's forthcoming fiscal year or period.

2. In determining such compensation, DSC will fix and report a fee to be charged per account and/or transaction, as may be applicable, for services provided. DSC will bill, and the Fund will pay, such compensation monthly.

3. Except as otherwise provided in paragraphs 4 and 5 below, the charge consists of two charges for all the Funds in the Delaware Investments Family, an annual charge and a per transaction charge for each account on the transfer agent's records and each account on an automated retirement processing system. These charges are as follows:


                  A.       ANNUAL CHARGE
                           Daily Dividend Funds                        $11.00           Per Annum
                           Other Funds                                 $5.50            Per Annum


                           Merrill Lynch - Omnibus Accounts

                                Regular Accounts                       $16.00           Per Annum
                                Accounts with a Contingent
                                Deferred Sales Charge                  $19.00           Per Annum

                           Networked Accounts                          $3.00 - $6.00    Per Annum

                                   SCHEDULE A

                         SHAREHOLDERS SERVICES AGREEMENT

                              COMPENSATION SCHEDULE

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                                    CONTINUED

                  B.       TRANSACTION CHARGE

                           Transaction                                                  Charge
                           -----------                                                  ------
                           1.       Dividend Payment                                    $0.25

                           2.       New Account                                         $6.00

                           3.       Purchase:

                                    a.      Wire                                        $8.00
                                    b.      Automated                                   $1.50
                                    c.      Other                                       $2.60

                           4.       Transfer                                            $8.00

                           5.       Certificate Issuance                                $4.00

                           6.       Liquidations

                                    a.      Wires                                      $12.25
                                    b.      Drafts                                      $0.75
                                    c.      Money Market Regular                        $4.50
                                    d.      Other Regular                               $4.50

                           7.       Exchanges

                                    a.      Dividend Exchanges                          $3.00
                                    b.      Other                                      $10.00

4. DSC's compensation for providing services to the Series of Delaware Group Premium Fund (the "Premium Fund") will be 0.01% of average daily net assets per Series annually. DSC will bill, and the Premium Fund will pay, such compensation monthly.

5. DSC's compensation for providing services to the Portfolios of Delaware Pooled Trust (the "Trust") (other than The Real Estate Investment Trust Portfolio) will be 0.01% of average daily net assets per Portfolio annually. DSC will bill, and the Trust will pay, such compensation monthly. Notwithstanding anything in this paragraph to the contrary, DSC's compensation for The Real Estate Investment Trust Portfolio will be as set forth in paragraphs 1-3 above.


AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.



By: /s/Douglas L. Anderson
    ---------------------------------
    Name:   Douglas L. Anderson
    Title:  Senior Vice President


VOYAGEUR INTERMEDIATE TAX FREE FUNDS FOR ITS
         Delaware Tax-Free Minnesota Intermediate Fund


By: /s/David K. Downes
    ---------------------------------
    Name:    David K. Downes
    Title:   President